State of Delaware
Secretary of State
Division of Corporations
Delivered 09:57 AM 11/09/2016
FILED 09:57 AM 11/09/2016
SR 20166555354 - File Number 5884167

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1. Name of Limited Liability Company: Fundrise National Oportunistic Senior Lending, LLC

2. The Certificate of Formation of the limited liability company is hereby amended as follows:
Fundrise Income eREIT II, LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 8th day of November, A.D. 2016.

By: ______________________
Authorized Person(s)

Name: Benjamin S Miller
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